As filed with the Securities and Exchange Commission on June 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2077891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

UNIVERSAL HEALTH SERVICES, INC.
AMENDED AND RESTATED 2020 OMNIBUS STOCK AND INCENTIVE PLAN

(Full title of the plan)

MARC D. MILLER

President and Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Name and address of agent for service)

(610) 768-3300

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications
sent to the agent for service, should be sent to:

WARREN J. NIMETZ, ESQ.

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 318-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

Universal Health Services, Inc. (the “Company”) is filing this registration statement on Form S-8 under the Securities Act of 1933, as amended, to register an additional 6,000,000 shares of Class B Common Stock authorized for issuance under the Universal Health Services, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan.

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Company’s Form S-8 registration statement, File No. 333-238880, filed with the Securities and Exchange Commission on June 2, 2020.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the following page.

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Norton Rose Fulbright US LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1	Amended and Restated 2020 Omnibus Stock and Incentive Plan.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 9th day of June, 2022.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Marc D. Miller
Marc D. Miller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ ALAN B. MILLER Alan B. Miller	Executive Chairman of the Board	June 9, 2022

/s/ MARC D. MILLER Marc D. Miller	Director, President and Chief Executive Officer (Principal Executive Officer)	June 9, 2022

/s/ LAWRENCE S. GIBBS Lawrence S. Gibbs	Director	June 9, 2022

/s/ EILEEN C. MCDONNELL Eileen C. McDonnell	Director	June 9, 2022

/s/ WARREN J. NIMETZ Warren J. Nimetz	Director	June 9, 2022

/s/ MARIA SINGER Maria Singer	Director	June 9, 2022

/s/ ELLIOTT J. SUSSMAN M.D. Elliot J. Sussman M.D.	Director	June 9, 2022

/s/ STEVE FILTON Steve Filton	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 9, 2022